UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2025

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Secured Note

On January 7, 2025, Velo3D, Inc. (the “Company”) issued a Senior Secured Convertible Promissory Note in the principal amount of $5,000,000 (the “Note”) to Thieneman Properties, LLC (the “Holder”), an Indiana limited liability company, for gross proceeds of $5,000,000. The Note is secured by the Company’s and the Guarantor’s (as defined below) accounts receivable, inventory and all proceeds and products thereof. The Note is payable in full on April 7, 2025 in the amount of $5,750,000, and if not paid on or prior to such date, will continue to accrue interest at the same rate until paid. The Note may be prepaid in whole or in part at any time without penalty or premium, and interest will cease to accrue on any prepaid portion of the Note when prepaid. The Note is convertible upon the occurrence and during the continuation of an Event of Default (as defined in the Note) into shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a fixed conversion price of $1.56 per share, subject to adjustment as set forth in the Note.

The Company agreed to enter into a registration rights agreement relating to the registration for resale of the Common Stock, if any, issued upon conversion of the Note at the time the Note is converted.

The issuance of the Note was made in reliance upon the exemption provided by Section (4)(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act

In connection with the issuance of the Note, the Holder and Velo3D US, Inc. (the “Guarantor”), a wholly-owned subsidiary of the Company, entered into a Secured Guaranty dated January 7, 2025 (the “Subsidiary Guaranty”), pursuant to which the Guarantor has guaranteed to the Holder the due and punctual payment in full of all indebtedness of the Company arising under the Note.

The foregoing descriptions of the Note and the Subsidiary Guaranty do not purport to be complete and are qualified in their entirety by the full text of the Note and the Subsidiary Guaranty, copies of which are filed as exhibits 10.1, and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Offer Letter with Chief Executive Officer

As previously disclosed, on December 24, 2025 the Board of Directors of the Company (the “Board”) appointed Arun Jeldi to serve as Chief Executive Officer of the Company. In connection with his appointment as Chief Executive Officer, Mr. Jeldi entered into an offer letter dated January 8, 2025 (the “Offer Letter”) with the Company. Pursuant to the terms of the offer letter, Mr. Jeldi will receive an annual base salary of $425,000 and his target bonus for fiscal 2025 will be 80% of his base salary.

The Offer Letter provides for a term that is at-will, with termination at the election of either party.

The Offer Letter also contains customary restrictive covenants in favor of the Company relating to confidentiality and non-competition.

The foregoing descriptions of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is filed as exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Approval of Chief Operating Officer Salary

On January 7, 2025, the Board approved an annual base salary of $400,000 for Bradley Kreger, the Company’s Chief Operating Officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Senior Secured Convertible Promissory Note, dated as of January 7, 2025
10.2	Secured Guaranty, dated as of January 7, 2025, by Velo3D US, Inc. in favor of Thieneman Properties, LLC
10.3	Offer Letter, dated as of January 8, 2025, by and between Velo3D, Inc. and Arun Jeldi
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: January 10, 2025	By:	/s/ Hull Xu
Hull Xu
Chief Financial Officer